UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
(Amendment No. 3)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2006

GRAN TIERRA ENERGY INC.
(f/k/a GOLDSTRIKE INC.)

(Exact name of registrant as specified in its charter)

Nevada	333-111656	98-0479924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300, 611 - 10th Avenue S.W.
Calgary, Alberta, Canada	T2R 0B2
(Address of principal executive offices)	(Zip Code)

(403) 265-3221
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 3 to the Current Report on Form 8-K/A is being filed for the purpose of amending the Current Report on Form 8-K filed on February 22, 2006. Amendment No. 1 to the Current Report on Form 8-K/A was filed on August 8, 2006 and was further amended on Form 8-K/A filed on November 6, 2006.

Item 8.01

On February 22, 2006, Gran Tierra Energy Inc. (the “Company”) filed a Current Report on Form 8-K disclosing that the Company had made an offer to acquire participation interests in a total of eight properties in Argentina from Compañía General de Combustibles S.A. (“CGC”). On October 24, 2006, the Company filed a Current Report on Form 8-K disclosing that the Company had received court approval in Argentina to acquire the properties from CGC.

On November 6, 2006, the Company filed a Current Report on Form 8-K disclosing that the Company had closed on the purchase of interests in four of those properties for a total purchase price of $2.1 million. The assets purchased include a 93.18% participation interest in the Valle Morado block, a 100% interest in the Santa Victoria block and the remaining 50% interests in the Nacatimbay and Ipaguazu blocks (in which the Company currently holds 50% interests).

On December 1, 2006, the Company closed on the purchase of interests in two other properties from CGC including a 75% interest in the El Chivil block and a 75% participation interest in the Surubi block, each located in the Noroeste Basin of Argentina, for a total purchase price of $2.5 million. The Company also purchased the remaining 25% minority interest in each property from the joint venture partner for a total purchase price of $280,000.

The total purchase price for the acquisition of CGC’s interests in all six properties acquired to date is equal to $4.6 million. Post-closing adjustments which reflect original values assigned to the properties, amended terms, revenues and costs from the effective date of January 1, 2006 are expected to amount to a net cash outlay of approximately $3.5 million.

On November 30, 2006, in connection with the closing of the transactions described above, the Company's board of directors reached a final determination not to pursue the acquisition of either CGC's 17.85% interest in the Palmar Largo joint venture or CGC's 5% participation interest in the Aguarague joint venture, and to allow its option to acquire these interest to expire by its terms on December 5, 2006. The offer to purchase those properties was subject to rights of first refusal and certain third party consents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gran Tierra Energy Inc.

Date: December 5, 2006	By:	/s/ James Hart
Name: James Hart
Title: Chief Financial Officer